LOAN AND SECURITY AGREEMENT	SUperior Drilling products, inc., a Utah corporation, SUPERIOR DRILLING SOLUTIONS, LLC, a Utah limited liability company, HARD ROCK SOLUTIONS, LLC, a Utah limited liability company, EXTREME TECHNOLOGIES, LLC, a Utah limited liability company, and MEIER LEASING, LLC, a Utah limited liability company, MEIER PROPERTIES, SERIES LLC, a Utah limited liability company, as “Borrower”

This LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of February 20, 2019, is entered into between AUSTIN FINANCIAL SERVICES, INC., a Delaware corporation (“Lender”), and SUPERIOR DRILLING PRODUCTS, INC., a Utah corporation, SUPERIOR DRILLING SOLUTIONS, LLC, a Utah limited liability company, HARD ROCK SOLUTIONS, LLC, a Utah limited liability company, EXTREME TECHNOLOGIES, LLC, a Utah limited liability company, MEIER LEASING, LLC, a Utah limited liability company, and MEIER PROPERTIES, SERIES LLC, a Utah limited liability company (individually and collectively, “Borrower”).

Borrower and Lender desire for Lender to provide secured financing to Borrower in an amount up to the Total Commitment. In consideration of the mutual promises set forth in this Agreement, Borrower and Lender hereby agree as follows:

ARTICLE 1

DEFINED TERMS AND CONSTRUCTION

1.1 Defined Terms. All initially capitalized terms used in this Agreement have the meanings given to such terms in Schedule A attached to this Agreement and incorporated herein by reference.

1.2 UCC Terms. All non-initially capitalized terms used herein that are defined in the UCC have the meanings given to such terms in the UCC.

1.3 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term including is not limiting, and the term or has, except where otherwise indicated, the inclusive meaning represented by the phrase and/or. The words hereof, herein, hereby, hereunder, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. Any reference in this Agreement or any of the Loan Documents to this Agreement or any of the Loan Documents includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

1.4 Exhibits and Schedules. All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

ARTICLE 2

LOAN FACILITIES

2.1 Revolving Advances.

(a) Provided that no Default or Event of Default has occurred and is continuing and subject to the terms and conditions of this Agreement, Lender hereby agrees to make revolving Advances to Borrower from time to time up to but not including the Final Maturity Date. The aggregate amount of Advances outstanding after giving effect to any proposed new Advance shall not exceed the lesser of (i) the Line of Credit Commitment, or (ii) the Borrowing Base. Borrower may repay outstanding Advances and, subject to the terms and conditions of this Agreement, any amounts so repaid may be reborrowed. On the Final Maturity Date, Borrower shall pay to Lender the entire unpaid principal balance of the Advances together with all accrued but unpaid interest thereon. The Advances, and Borrower’s obligation to repay the same, shall be evidenced by this Agreement and the books and records of Lender.

(b) Borrower may request one or more Advances on any Business Day. Concurrent with such request, Borrower shall provide to Lender a duly completed and signed Daily Availability Report that supports the requested Advance amount. Provided that the terms and conditions for the requested Advance have been met, Lender will make the requested Advance available to Borrower on the Business Day of request; provided that the request is received by 9:30 a.m., Pacific time, and Borrower has provided to Lender a Daily Availability Report as of the day of the request as well as on a weekly basis for the prior 30 days. In all other cases, Lender will make the requested Advance available to Borrower on the Business Day following the Business Day of request; provided that the request is received by 12:00 p.m., Pacific time.

2.2 Overadvances. If, at any time or for any reason, the amount of Advances outstanding exceeds the lesser of the Line of Credit Commitment or the Borrowing Base (an “Overadvance”), Borrower shall immediately pay to Lender, upon Lender’s election and demand, in cash, the amount of such Overadvance to be used by Lender to repay outstanding Advances.

2.3 Term Loan. Subject to the terms and conditions hereof, Lender agrees to make a term loan (“Term Loan”) to Borrower on the Closing Date, in an amount equal to the Term Loan Commitment. The Term Loan, and Borrower’s obligation to repay the same, shall be evidenced by this Agreement, and the books and records of Lender.

2.4 Amortization. Borrower shall pay equal monthly principal reduction payments on the Term Loan, each in the amount set forth in Section 2.4 of Schedule B. Each such payment shall be due and payable on the first day of each month commencing on the first day of the first month following the Closing Date and continuing on the first day of each succeeding month. On the Final Maturity Date, the outstanding principal balance, and all accrued and unpaid interest under the Term Loan shall be due and payable in full. Borrower may prepay the Term Loan at any time, in whole or in part, provided that concurrent with such prepayment Borrower pays the Term Loan Prepayment Fee set forth in Section 2.6(g). All principal amounts so repaid or prepaid may not be reborrowed. All prepayments shall be applied toward scheduled principal reductions payments owing under this Section 2.4 in inverse order of maturity.

2.5 [Reserved].

2.6 Fees. Borrower shall pay to Lender:

(a) Facility Fee. An annual facility fee in the amount set forth in Section 2.6(a) of Schedule B. Such annual facility fee shall be due and payable in advance and fully earned by Lender on the date of the initial Advance and each anniversary of the date of this Agreement.

(b) [Reserved].

2

(c) Collateral Exam Fees. In connection with any collateral exams, audits or inspections conducted by or on behalf of Lender, not to exceed three (3) collateral exams, audits or inspections in a calendar year prior to the occurrence of an Event of Default, at the current rates established from time to time by Lender as its collateral exam fees (which fees are currently $1,000 per day per collateral examiner), not to exceed an aggregate amount of $10,000 in a calendar year prior to the occurrence of an Event of Default, together with all actual out-of-pocket costs and expenses incurred in conducting any collateral examination or inspection.

(d) Collateral Management Fees. A collateral management fee in an amount equal to the percentage indicated in Section 2.6(d) of Schedule B times the average outstanding Loans during the prior month, due and payable monthly in arrears on the first day of the month and on the Final Maturity Date. Notwithstanding the foregoing, Borrower shall pay Lender at least the Minimum Collateral Management Fee each month during the term of this Agreement and Borrower shall pay any deficiency between the Minimum Collateral Management Fee and the amount of collateral management fee otherwise payable on the first day of each month and on the Final Maturity Date.

(e) Line of Credit Early Termination and/or Reduction Fees. If (i) Lender terminates the Line of Credit Commitment after the occurrence and during the continuance of an Event of Default (other than an Event of Default arising under section 8.1(u) of this Agreement at which time there is no other Event of Default and there is no Overadvance), or if (ii) Borrower terminates the Line of Credit Commitment pursuant to Section 9.2, or if (iii) Borrower fails to pay the Obligations in full on the Final Maturity Date, or if (iv) Borrower and Lender agree to reduce the Line of Credit Commitment without terminating this Agreement, then Borrower shall pay Lender an early termination or reduction fee in an amount equal to a percentage of the Line of Credit Commitment (or the reduction of the Line of Credit Commitment, as the case may be) calculated as set forth in Section 2.6(e) of Schedule B.

(f) Overadvance Fees. In addition to other interest and charges provided herein, an Overadvance fee in an amount of not less than three percent (3%) of the average balance of any Overadvances that may exist during any month, payable monthly in arrears; provided that Lender’s acceptance of the payment of such fees shall not constitute either consent to the Overadvance or waiver of the resulting Event of Default.

(g) Term Loan Prepayment Fees. Borrower may prepay the principal amount of the Term Loan at any time in any amount, whether voluntarily, or by acceleration, or as otherwise required by this Agreement, provided that it concurrently pays with the prepayment a prepayment fee in an amount set forth in Section 2.6(g) of Schedule B.

3

(h) Diversion Fee. A fee (“Diversion Fee”) in an amount equal to ten percent (10%) times the total sum of payments on Accounts and all other proceeds of Collateral (“Diverted Proceeds”) that are not deposited into the Collection Account when received by Borrower, as applicable, in accordance with and as required under Section 2.8 of this Agreement for any reason other than excusable inadvertence on one occasion (a “Diversion”), which Diversion Fee shall be due and payable pursuant to the following schedule:

DIVERTED PROCEEDS	PAYMENT OF DIVERTED PROCEEDS	DIVERSION FEE APPLICATION	EVENT OF DEFAULT APPLICATION
Diverted Proceeds are less than $50,000	Diverted Proceeds are paid to Lender in full within 30 days after the Diversion Date	No Diversion Fee	No Event of Default
	Diverted Proceeds are not paid to Lender in full within 30 days after the Diversion Date but is paid within 60 days after the Diversion Date	Diversion Fee is due on the Diversion Date and payable on the date an amount equal to the Diverted Proceeds are paid to Lender	No Event of Default
	Diverted Proceeds are not paid to Lender in full within 60 days after the Diversion Date	Diversion Fee is due on the Diversion Date and payable on 61st day after the Diversion Date	Event of Default

Diverted Proceeds are greater than $50,000	Diverted Proceeds are paid within 5 days after the Diversion Date	No Diversion Fee	No Event of Default
	Diverted Proceeds are not paid within 5 days after the Diversion Date but is paid within 10 days after the Diversion Date	Diversion Fee is due on the Diversion Date and payable on the date an amount equal to the Diverted Proceeds are paid to Lender	No Event of Default
	Diverted Proceeds are not paid within 10 days after the Diversion Date	Diversion Fee is due on the Diversion Date and payable on 11th day after the Diversion Date	Event of Default

In the event the a Diversion Fee is due and payable pursuant to this section, such Diversion Fee is immediately due and payable on the applicable date set forth in the schedule in this section, and is in addition to, and does not limit, all other fees and interest, including without limitation interest at the default rate. With respect to a payment to Lender of a Diverted Proceeds that is (a) greater than $50,000 and paid on or after 11 days after the Diversion Date or (b) less than $50,000 and paid on or after 61 days after the Diversion Date, such payment by Borrower and acceptance and receipt by Lender is not a waiver, forbearance, or acquiescence to any default or Event of Default with respect to such Diverted Proceeds.

2.7 Interest; Interest Payments.

(a) Interest Rate. Subject to the terms and conditions hereof, all Loans shall bear interest at the Interest Rate.

(b) Default Rate. Upon the occurrence and during the continuation of an Event of Default, including Borrower’s breach of Section 9.3, Lender, at its option, may, as permitted under applicable law, add any unpaid accrued interest, Fees and Expenses to the principal balance of the Loans. Also, upon the occurrence and during the continuation of an Event of Default, including Borrower’s breach of Section 9.3, Lender, at its option, may, as permitted under applicable law, increase the interest rate on the Loans to the Default Rate.

(c) Minimum Interest. Notwithstanding the other terms of Section 2.7(a) to the contrary, and except as limited by the usury savings provision of Section 2.7(f), Borrower shall pay Lender at least the Minimum Interest each calendar month during the term of this Agreement, and Borrower shall pay any deficiency between the Minimum Interest and the amount of interest otherwise payable on the first day of each month and on the Final Maturity Date. When calculating this deficiency, the Default Rate shall be disregarded.

4

(d) Clearance Days. Payments received by Lender shall be applied to the Advances on the next Business Day after receipt of such payment by Lender (the “Payment Application Date”), at which time (i) the Collateral Management Fees, as set forth in Section 2.6(d), shall terminate as to the portion of the Loan that has been paid, and (ii) the principal amount paid down shall continue to accrue interest at the applicable Interest Rate through the end of the second Business Day following the Payment Application Date.

(e) Computation of Interest. All computations of interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed. Interest on each Loan shall accrue from the date such Loan is made to the date of repayment of such Loan in accordance with the provisions of this Agreement, subject to Section 2.7(c); provided, however, if a Loan is repaid on the same day on which it is made, then one (1) day’s interest shall be paid on that Loan. Any and all interest not paid when due shall thereafter be deemed to be an Advance made under Section 2.1 and shall bear interest thereafter as provided for in Section 2.7(b).

(f) Maximum Interest Rate. Under no circumstances shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce the Obligations, other than interest, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no Obligations, Lender shall refund to Borrower such excess.

(g) Payments of Interest. All accrued but unpaid interest on the Advances, calculated in accordance with this Section 2.7, shall be due and payable, in arrears, on the first day of each month and on the Final Maturity Date.

2.8 Collection Account and Application to Advances. On a daily basis each Business Day, Borrower shall deposit all payments received on the Accounts, and all other proceeds of Collateral, into the Collection Account. Until deposited, Borrower shall hold all such payments and proceeds in trust for Lender without commingling with other funds or property. Lender will withdraw all monies deposited to the Collection Account and pay down outstanding Advances on the first Business Day following the Business Day of deposit to the Collection Account, subject to Section 2.7(d).

2.9 Payments Due on Non Business Days. If any payment due hereunder falls on a day that is not a Business Day, such payment shall be made on the next Business Day, and interest shall continue to accrue during that time period.

2.10 Monthly Statements. Lender shall render monthly statements to Borrower, including statements of all principal and interest owing on the Loans, and all Fees and Expenses owing, and such statements shall be presumed to be correct and accurate and constitute an account stated between Borrower and Lender, absent manifest error, unless, within thirty (30) days after receipt thereof by Borrower, Borrower delivers to Lender written objection thereof specifying the error or errors, if any, contained in any such statement.

2.11 Taxes on Payments. All payments in respect of the Obligations shall be made free and clear of and without any deduction or withholding for or on account of any present and future taxes, levies, imposts, deductions, charges, withholdings, assessments or governmental charges, and all liabilities with respect thereto, imposed by the United States of America, any foreign government, or any political subdivision or taxing authority thereof or therein, excluding any taxes imposed on Lender under the Internal Revenue Code or similar state and local laws and determined by Lender’s net income, and any franchise taxes imposed on Lender by any state (or any political subdivision thereof) (all such non excluded taxes, levies, imposts, deductions, charges, withholdings, assessments, charges and liabilities being hereinafter referred to as “Taxes”). If any Taxes are imposed and required by law to be deducted or withheld from any amount payable to Lender, then Borrower shall (i) increase the amount of such payment so that Lender will receive a net amount (after deduction of all Taxes) equal to the amount due hereunder, and (ii) pay such Taxes to the appropriate taxing authority for the account of Lender prior to the date on which penalties attach thereto or interest accrues thereon; provided, however, if any such penalties or interest shall become due, Borrower shall make prompt payment thereof to the appropriate taxing authority.

5

ARTICLE 3

GRANT OF SECURITY INTEREST

3.1 Grant of Security Interest. Borrower hereby grants to Lender a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure the prompt payment and performance of all of the Obligations. Borrower acknowledges and affirms that such security interest in the Collateral has attached to all Collateral without further act on the part of Lender or Borrower. Promptly following Lender’s request, Borrower shall grant Lender a security interest in all commercial tort claims that it may have against any Person.

3.2 Notifying Account Debtors; Collection of Collateral. Lender may at any time (after the occurrence and during the continuance of an Event of Default) give notice to Account Debtors or other Persons obligated to pay an Account, a general intangible, or other amount due, that the Account, general intangible, or other amount due has been assigned to Lender for security and must be paid directly to Lender. Borrower shall join in giving such notice upon Lender’s written request. After Borrower or Lender gives such written notice, Lender may, but need not, in Lender’s or in Borrower’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, such Account, general intangible, or other amount due, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any Account Debtor or other obligor. Lender may, in Lender’s name or in Borrower’s name, as Borrower’s agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of Borrower’s mail to any address designated by Lender, otherwise intercept Borrower’s mail, and receive, open and dispose of Borrower’s mail, applying all Collateral as permitted under this Agreement and holding all other mail for Borrower’s account or forwarding such mail to Borrower’s last known address.

3.3 Further Assurances; Power of Attorney.

(a) Borrower shall execute and deliver to Lender from time to time at the reasonable request of Lender, all security agreements, chattel mortgages, assignments, and all other documents that Lender may reasonably require, in form reasonably satisfactory to Lender, to perfect and maintain perfected Lender’s security interests in the Collateral. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and Lender’s officers, employees, or agents) as Borrower’s true and lawful attorney with power to sign the name of Borrower on any of the above described documents or on any other similar documents which need to be executed, recorded, or filed, and to do any and all things necessary in the name and on behalf of Borrower in order to perfect, or continue the perfection of, Lender’s security interests in the Collateral. Borrower agrees that neither Lender, nor any of its designees or attorneys-in-fact, will be liable for any act of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 3.3, other than as a result of its or their gross negligence or willful misconduct. THE POWER OF ATTORNEY GRANTED UNDER THIS SECTION 3.3 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE.

(b) Without limiting the generality of the foregoing Section 3.3(a) or any of the provisions of this Agreement, Borrower shall appear in and defend any action or proceeding which may affect Borrower’s title to, or the security interest of Lender in, any of the Collateral.

(c) With respect to the negotiable instruments among the Collateral (other than drafts received in the ordinary course of business), Borrower shall, immediately upon reasonable request by Lender, endorse (where appropriate) and assign the negotiable instrument over to Lender, and deliver to Lender actual physical possession of the negotiable instrument to Lender.

6

(d) Borrower shall deliver to Lender a duly executed control agreement in form and substance reasonably satisfactory to Lender with respect to all of its deposit accounts, electronic chattel paper, investment property, and letter of credit rights.

(e) Borrower shall promptly notify Lender of any commercial tort claims it may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of damages, copies of any complaint or demand letter submitted by Borrower, and in connection therewith, Borrower and Lender shall enter into an amendment to this Agreement granting a security interest to Lender in each such commercial tort claim to secure the Obligations.

3.4 Assignment of Insurance. As additional security for the Obligations, Borrower hereby assigns to Lender all rights of Borrower under every policy of insurance covering the Collateral and all business records and other documents relating to it, and all monies (including proceeds and refunds) that may be payable under any policy, and Borrower hereby directs the issuer of each policy to pay all such monies directly to Lender. At any time after the occurrence and during the continuance of an Event of Default, Lender may (but need not), in Lender’s or Borrower’s name, execute and deliver proofs of claim, receive payment of proceeds and endorse checks and other instruments representing payment of the policy of insurance, and adjust, litigate, compromise or release claims against the issuer of any policy. Any monies received under any insurance policy assigned to Lender, other than liability insurance policies, or received as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid to Lender and, as determined by Lender in its sole discretion, either be applied to prepayment of the Obligations or disbursed to Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations which shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed. Notwithstanding anything to the contrary contained herein, Borrower shall be able to receive and utilize insurance proceeds it receives on account of damaged equipment to repair or replace (a) damaged Excluded Equipment Collateral without Lender’s consent or (b) damaged Equipment Collateral with Lender’s prior written consent.

3.5 Borrower’s Premises.

(a) Lender’s Right to Occupy Borrower’s Premises. Borrower hereby grants to Lender the right, at any time following the occurrence and during the continuance of an Event of Default and without notice or consent, to take exclusive possession of all locations where Borrower conducts its business, including all locations listed in Section 5.2 of Schedule C, or has any rights of possession (the “Premises”), until the earlier of (i) payment in full and discharge of all Obligations and termination of this Agreement, or (ii) final sale or disposition of all items constituting Collateral and delivery of those items to purchasers.

(b) Lender’s Use of Borrower’s Premises. Lender may use the Premises to store, process, manufacture, sell, use, and liquidate or otherwise dispose of items that are Collateral, and for any other incidental purposes deemed appropriate by Lender in good faith.

(c) Borrower’s Obligation to Reimburse Lender. Lender shall not be obligated to pay rent or other compensation for the possession or use of any Premises, but if Lender elects to pay rent or other compensation to the owner of any Premises in order to have access to the Premises, then Borrower shall promptly reimburse Lender all such amounts, as well as all taxes, fees, charges and other expenses at any time payable by Lender with respect to the Premises by reason of the execution, delivery, recordation, performance or enforcement of any terms of this Agreement.

(d) Collateral Access Agreements. Upon Lender’s written request, Borrower shall promptly deliver to Lender a Collateral Access Agreement with respect to each of its Premises, or any other locations where any Collateral is in the possession of a third Person, duly executed by the owner or operator of such Premises or other location, and otherwise in form and substance reasonably satisfactory to Lender.

7

3.6 License. Effective upon the occurrence and during the continuance of an Event of Default, Borrower hereby grants to Lender a non-exclusive, worldwide and royalty-free license, subject to the continuing valid and enforceable rights, interests, and liens in such intellectual property in favor of other Persons, to use or otherwise exploit all intellectual property of Borrower for the purpose of, (a) completing the manufacture of any in-process materials so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by Borrower for its own manufacturing and subject to Borrower’s reasonable exercise of quality control; and (b) selling, leasing or otherwise disposing of any or all Collateral.

3.7 Financing Statements.

(a) Authorization to File. Borrower authorizes Lender to file financing statements describing Collateral to perfect Lender’s security interest in the Collateral, and Lender may describe the Collateral as “all personal property” or “all assets” or describe specific items of Collateral including without limitation any commercial tort claims.

(b) Termination. On the Termination Date, Lender shall, at Borrower’s expense, release or terminate any filings or other agreements that perfect Lender’s security interest, upon Lender’s receipt of the following, in form and content satisfactory to Lender: (i) a release of all claims against Lender by Borrower and all Guarantors relating to Lender’s performance and obligations under the Loan Documents, and (ii) an agreement by Borrower, any Guarantor, and any new lender to Borrower to indemnify Lender for any payments received by Lender that are applied to the Obligations as a final payoff that may subsequently be returned or otherwise not paid for any reason.

ARTICLE 4

EFFECTIVENESS OF AGREEMENT; CONDITIONS TO LOANS

4.1 Effectiveness of Agreement. This Agreement shall be effective when it has been duly executed by Borrower and Lender, and accepted by Lender.

4.2 Conditions Precedent to All Loans. Lender’s obligation to make any Loan (including the initial Loans) is subject to and contingent upon the fulfillment of each of the following conditions to the satisfaction of Lender: (a) the fact that, both immediately before and immediately after the making of such Loan, no Default or Event of Default shall have occurred or be continuing; and (b) the fact that the representations and warranties of Borrower contained in this Agreement and the Loan Documents shall be true and correct on and as of the date of making of such Loan, except to the extent that any such representation or warranty expressly relates to an earlier date.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement and to make Loans, Borrower represents and warrants to Lender that on the Closing Date and on the date of making of each Loan:

5.1 Legal Status. Borrower is the type of legal entity indicated in the preamble to this Agreement, and is duly organized and existing under the laws of the state indicated in Section 5.1 of Schedule C. Borrower has the power and authority to own its own assets and to transact the business in which it is engaged, and is properly licensed, qualified to do business and in good standing in every jurisdiction in which it is doing business where failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower’s exact legal name, state of incorporation, FEIN and charter or organizational identification number is as indicated in Section 5.1 of Schedule C.

8

5.2 Locations of Borrower’s Books and Records, Collateral. The location of Borrower’s chief executive office, books and records, and all other locations where Borrower conducts business or Collateral is kept are set forth in Section 5.2 of Schedule C.

5.3 Trade Names and Trade Styles. All trade names and trade styles under which Borrower presently conduct their business operations are set forth below, and, except as set forth in Section 5.3 of Schedule C, Borrower has not, at any time during the five years preceding the date of this Agreement: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

5.4 No Violation; Compliance. The execution, delivery and performance of this Agreement and the Loan Documents to which Borrower is a party are within Borrower’s powers, are not in conflict with the terms of the Governing Documents of Borrower, and do not result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect. There is no law, rule or regulation (including Regulations T, U and X of the Federal Reserve Board), nor is there any judgment, decree or order of any court or Governmental Authority binding on Borrower which would be contravened by the execution, delivery, performance or enforcement of this Agreement and the Loan Documents to which Borrower is a party.

5.5 Authorization; Enforceability. Borrower has taken all corporate, partnership or limited liability company, as applicable, action necessary to authorize the execution and delivery of this Agreement and the Loan Documents to which Borrower is a party, and the consummation of the transactions contemplated hereby and thereby. Upon their execution and delivery in accordance with the terms hereof, this Agreement and the Loan Documents to which Borrower is a party will constitute legal, valid and binding agreements and obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

5.6 Approvals; Consents. No approval, consent, exemption or other action by, or notice to or filing with, any Governmental Authority is necessary in connection with the execution, delivery, performance or enforcement of this Agreement or the Loan Documents. All requisite Governmental Authorities and third parties have approved or consented to the transactions contemplated by this Agreement and the Loan Documents to the extent the failure to obtain such approval or consent would reasonably be likely to have a Material Adverse Effect, and all applicable waiting periods have expired and there is no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the transactions contemplated by this Agreement and/or the Loan Documents.

5.7 Liens. Borrower has good and marketable title to, or valid leasehold interests in, all of the Collateral, free and clear of all Liens or rights of others, except for Permitted Liens. Borrower has rights in and the power to transfer the Collateral.

5.8 Indebtedness. Borrower has no indebtedness other than the Obligations and the indebtedness listed in Section 5.8 of Schedule C.

5.9 Financial Condition; No Adverse Change. Borrower has furnished to Lender its financial statements indicated in Section 5.9 of Schedule B, and those statements fairly present Borrower’s financial condition as of those dates and the results of Borrower’s operations and cash flows for the periods then ended in all material respects, and were prepared in accordance with GAAP (except that the financial statements may not have all notes thereto required by GAAP and any financial statements for any non-calendar year end period are subject to normal year-end adjustments). Since the date of the most recent financial statements, there has been no Material Adverse Effect.

9

5.10 Litigation. Except as set forth in Section 5.10 of Schedule C, there are no suits, proceedings, claims or disputes pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of Borrower’s assets which are not fully covered by applicable insurance and as to which no reservation of rights has been taken by the insurer thereunder.

5.11 No Default. No Default or Event of Default has occurred and is continuing or would result from the incurring of obligations by Borrower under this Agreement or the Loan Documents.

5.12 Taxes. All tax returns required to be filed by Borrower in any jurisdiction have in fact been filed, except for such tax returns where the failure to file would not reasonably be expected to have a Material Adverse Effect. All material taxes, assessments, fees and other governmental charges upon Borrower or upon any of its assets, income or franchises, which are due and payable have been paid, other than such taxes, assessments, fees and other governmental charges being contested in good faith by appropriate proceedings, and for which adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of such contest or nonpayment, no property is subject to a material risk of loss or forfeiture. The provisions for taxes on the books of Borrower are adequate for all open years, and for Borrower’s current fiscal period.

5.13 Projections. Any forecasts of future financial performance delivered by Borrower to Lender have been made in good faith and are based on reasonable assumptions and investigations by Borrower.

5.14 Other Obligations. Borrower is not in default on any (i) material indebtedness or (ii) any other lease, commitment, contract, instrument or obligation which is material to the operation of its business.

5.15 Patents, Trademarks, Copyrights, and Intellectual Property, etc. Borrower has all necessary patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits, and franchises in order for it to conduct its business and to operate its assets, without known conflict with the rights of third Persons, and all of same are valid and subsisting. The consummation of the transactions contemplated by this Agreement will not alter or impair any of such rights of Borrower. Borrower has not been charged or, to Borrower’s knowledge, threatened to be charged with any infringement or, after due inquiry, infringed on any, unexpired trademark, trademark registration, trade name, patent, copyright, copyright registration, or other proprietary right of any Person.

5.16 Environmental Condition. Except as set forth in Section 5.16 of Schedule C, to Borrower’s knowledge, (i) none of Borrower’s assets has ever been used by Borrower or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, except in compliance, in all material respects, with applicable laws; (ii) none of Borrower’s assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute; (iii) no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower; and (iv) Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

5.17 Solvency. Borrower is solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

10

5.18 Eligible Accounts. Each Account included in the Borrowing Base is an “Eligible Account” as defined herein, and conforms to the definition thereof. Without limiting the generality of the foregoing, (a) each Eligible Account represents valid, binding and enforceable obligations of the Account Debtor obligated thereon, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and is and will be genuine, free from Liens (other than Permitted Liens), adverse claims, counterclaims, setoffs, defaults, disputes, defenses, retainages, holdbacks and conditions precedent of any kind of character, (b) to Borrower’s knowledge, the Account Debtor is solvent and generally paying its debts as they come due, (c) each Eligible Account complies with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any federal and state consumer credit laws, (d) Borrower has not assigned any of its rights to collect the Accounts other than to Lender to the extent provided by and pursuant to this Agreement, (e) all statements made, all unpaid balances and all other information in Borrower’s books and records and other documentation relating to the Accounts are true and correct and what they purport to be, (f) and Borrower has no knowledge of any fact or circumstance which would materially impair the validity or collectibility of any Eligible Account.

5.19 Inventory. Except for locations listed in Section 5.2 of Schedule C, no Inventory is stored with any bailee, warehouseman or similar Person or on any premises leased to Borrower. No Inventory has been consigned to Borrower or consigned by Borrower to any Person or is held by Borrower for any Person under any “bill and hold” or other arrangement.

5.20 Equipment.

(a) None of Borrower’s machinery or equipment or other Collateral is affixed to real property.

(b) None of Borrower’s Equipment is leased from any third Person, except as set forth in Section 5.20 of Schedule C.

5.21 Deposit Accounts. The names and addresses of all financial institutions at which Borrower maintains its deposit accounts, and the account numbers and account names of such deposit accounts, are set forth Section 5.21 of Schedule C.

5.22 Securities and Commodities Accounts. The names and addresses of all brokerages at which Borrower maintains its securities and commodities accounts, and the account numbers and account names of such accounts, are set forth in Section 5.22 of Schedule C.

5.23 Security Interest. This Agreement creates a security interest which is enforceable against the Collateral in which Borrower now has rights and will create a security interest which is enforceable against the Collateral in which Borrower hereafter acquires rights at the time Borrower acquires any such rights, and Lender has a perfected security interest (to the fullest extent perfection can be obtained by filing, possession or control) and a first priority security interest in the Collateral in which Borrower now has rights (subject only to Permitted Liens), and will have a perfected and first priority security interest (to the fullest extent perfection can be obtained by filing, possession or control) in the Collateral in which Borrower hereafter acquires rights at the time Borrower acquires any such rights (subject only to Permitted Liens), in each case securing the payment and performance of the Obligations.

5.24 Other Financing Statements. Other than financing statements in favor of Lender and financing statements filed in connection with Permitted Liens, to the knowledge of Borrower, no effective financing statement naming Borrower as debtor, assignor, lessee, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

11

ARTICLE 6

AFFIRMATIVE COVENANTS

Borrower covenants and agrees that from the Closing Date and thereafter until the Termination Date, Borrower shall:

6.1 Punctual Payments. Punctually pay the interest and principal on the Loans, the Fees and all Expenses and any other fees and liabilities due under this Agreement and the Loan Documents at the times and place and in the manner specified in this Agreement or the Loan Documents.

6.2 Books and Records. Keep complete and accurate books and records with respect to the Collateral and Borrower’s business and financial condition and any other matters that Lender may reasonably request, in accordance with GAAP, including ledger and account cards and/or computer tapes and computer discs, computer printouts and computer records pertaining to the Accounts which contain such information as may from time to time be reasonably requested by Lender. Borrower shall keep its books and records, at all times, at the premises location set forth in Section 5.2 of Schedule C. Upon prior written request, Borrower shall permit any employee, attorney, accountant or other agent of Lender to audit, review, make extracts from and copy any of its books and records at any time during normal business hours, and to discuss Borrower’s affairs with any of its directors, officers, employees, owners or agents. If now or at any time hereafter during the term of this Agreement, Borrower’s records are prepared or retained by a computer service company or any accountant or accounting service, Borrower authorizes such company or individual to deliver to Lender, and grants Lender the absolute and irrevocable right to inspect, said records, receive duplicate copies of all information furnished to Borrower and prepared by such company or individual, and Borrower agrees to furnish such further consents as may be necessary to effectuate same. Borrower further agrees to promptly notify Lender of the name and address of any such company or individual and of any change of such company or individual.

6.3 Financial Reports; Collateral Reporting. Furnish to Lender the following in form and detail satisfactory to Lender:

(a) as soon as available but in any event no later than Friday of each week, and concurrent with each request for an Advance pursuant to Section 2.1, a Daily Availability Report covering the period since the date of the last Daily Availability Report delivered to Lender;

(b) as soon as available but in any event no later than Friday of each week for the prior 7 days, weekly schedules of sales made, credits issued, and cash received and deposited with Lender;

(c) as soon as available but in any event no later than 15 days after the end of each month, or more frequently if requested by Lender, (i) an accounts receivable agings and accounts payable agings as of the end of such month, and (ii) inventory reports in such form and at such times as Lender may reasonably request;

(d) upon Lender’s request, copies of customer statements, purchase orders, sales invoices, credit memos, remittance advices and reports, and copies of deposit slips and bank statements, copies of shipping and delivery documents, and copies of purchase orders, invoices and delivery documents for inventory;

(e) as soon as available but in any event no later than 30 days after the end of each month, all financial and operating statements for such month, which statements may be prepared by Borrower;

(f) as soon as available but in any event no later than 120 days after the end of each fiscal year of Borrower, financial and operating statements for such fiscal year, prepared by a Certified Public Accountant selected by Borrower but acceptable to Lender, and of the type indicated in Section 6.3(f) of Schedule B;

(g) as soon as available but in any event no later than 30 days after the date of filing, copies of all federal tax returns, prepared by a Certified Public Accountant selected by Borrower but acceptable to Lender, or any extension to file a federal tax return;

12

(h) at such times as Lender may reasonably request, all information and documentation relating to the Collateral certified by an authorized employee of Borrower as to its accuracy, as Lender may reasonably request; and

(i) upon Lender’s written request, no later than 30 days prior to each fiscal year end, Borrower’s projected balance sheet and income statement, and statement of retained earnings and cash flows, for each month of the next fiscal year, certified as accurate in all material respects by Borrower’s chief financial officer or like officer, and accompanied by a statement of assumptions and supporting schedules and information.

6.4 Location of Borrower’s Books and Other Collateral. Keep all of Borrower’s books and records and other Collateral only at the locations set forth in Section 5.2 of Schedule C.

6.5 Existence; Preservation of Licenses; Compliance With Laws. Preserve and maintain its corporate existence and good standing in the state of its organization, qualify and remain qualified as a foreign corporation in every jurisdiction where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect; and preserve all of its licenses, permits, governmental approvals, rights, privileges and franchises required for its operations except where the failure to so preserve would not reasonably be expected to have a Material Adverse Effect; and comply with the provisions of its Governing Documents; and comply with the requirements of all applicable laws, rules, regulations, orders of any Governmental Authority having authority or jurisdiction over it except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect; and comply with all requirements for the maintenance of its business, insurance, licenses, permits, governmental approvals, rights, privileges and franchises except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

6.6 Collateral Examinations; Inspections. Permit Lender’s employees, accountants, attorneys or other Persons acting as its agent, to examine and inspect any Collateral or any other property of Borrower at any time upon prior written request during ordinary business hours.

6.7 Account Verification; Payment of Permitted Liens. Permit Lender or its agents, to (a) contact Account Debtors and other obligors at any time to verify Borrower’s Accounts; and (b) require Borrower to send requests for verification of Accounts or send notices of assignment of Accounts to Account Debtors and other obligors. Borrower shall pay when due each account payable due to any Person holding a Permitted Lien (as a result of such payable) on any Collateral.

6.8 Payment of Taxes and Other Claims. Pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including without limitation the Collateral) or upon or against the creation, perfection or continuance of Lender’s security interest in the Collateral, prior to the date on which penalties attach, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of Borrower, although Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

6.9 Maintenance of Collateral and Properties. Keep and maintain the Collateral and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted). Borrower shall defend the Collateral against all Liens, claims and demands of all third Persons claiming any interest in the Collateral except for such Collateral that is not an asset of Borrower and is rented by Borrower in the ordinary course of business. Borrower shall keep all Collateral free and clear of all Liens except Permitted Liens.

13

6.10 Insurance. At all times maintain insurance with insurers acceptable to Lender, in such amounts and on such terms (including deductibles) as Lender in its sole discretion may require and including, as applicable and without limitation, business interruption insurance (including force majeure coverage), hazard coverage on an “all risks” basis for all tangible Collateral, and theft and physical damage coverage for Collateral consisting of motor vehicles. All insurance policies must contain an appropriate lender’s interest endorsement or clause, and name Lender as an additional insured. Each policy of insurance shall contain a clause requiring the insurer to give not less than ten days’ written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of the Lender shall not be impaired or invalidated by any act or omission of Borrower or the owner of the property nor by the occupation of the premises wherein such property is located for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may procure the same at Borrower’s expense, but shall not be required to do so. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all monthly reports made to insurance companies.

6.11 Notice to Lender. Promptly, upon Borrower acquiring knowledge thereof, give written notice to Lender of:

(a) all litigation affecting Borrower where the amount in controversy is in excess of $100,000, and thereafter an update on such litigation on a quarterly basis;

(b) any dispute which may exist between Borrower and any Governmental Authority;

(c) any labor controversy resulting in or threatening to result in a strike against Borrower;

(d) any proposal by any Governmental Authority to acquire the assets or business of Borrower, or to compete with Borrower;

(e) any Default or Event of Default; and

(f) any other matter which has resulted or could reasonably be expected to result in a Material Adverse Effect.

6.12 Delivery of Instruments, etc. Upon request by Lender, promptly deliver to Lender in pledge all instruments, documents and chattel paper constituting Collateral, endorsed or assigned by Borrower.

6.13 Environment. Be and remain, and cause each operator of any of Borrower’s assets to be and remain, in compliance in all material respects with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Lender promptly of any notice of a hazardous discharge or environmental complaint received from any Governmental Authority or any other Person; notify Lender promptly of any material hazardous discharge from or affecting its premises not in compliance in all material respects with applicable laws; promptly contain and remove the same, in compliance in all material respects with all applicable laws; promptly pay any fine or penalty assessed in connection therewith other than such fines or penalties being contested in good faith by appropriate proceedings, and for which adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of such contest or nonpayment, no property is subject to a material risk of loss or forfeiture; permit Lender to inspect the premises and to inspect all books, correspondence, and records pertaining thereto; and at Lender’s reasonable request, and at Borrower’s expense, provide a report of a qualified environmental engineer, reasonably satisfactory in scope, form and content to Lender, and such other and further assurances reasonably satisfactory to Lender that the condition has been corrected.

6.14 Returns. Cause returns and allowances, as between Borrower and its Account Debtors, to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Lender consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such Account Debtor.

14

6.15 Bank Accounts. Maintain its cash on hand and cash equivalent investments solely in deposit accounts held at the financial institutions listed in Section 5.21 of Schedule C.

6.16 Attorney in Fact. To facilitate Lender’s performance or observance of Borrower’s obligations under this Agreement, Borrower hereby irrevocably appoints Lender and Lender’s agents, as Borrower’s attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) to create, prepare, complete, execute, deliver, endorse or file on behalf of Borrower any instruments, documents, assignments, security agreements, financing statements, applications for insurance and any other agreements, instruments or documents required to be obtained, executed, delivered or endorsed by Borrower in accordance with the terms of this Agreement.

ARTICLE 7

NEGATIVE COVENANTS

Borrower covenants and agrees that from the Closing Date and thereafter until the Termination Date, Borrower shall not:

7.1 Use of Proceeds of Loans; Margin Regulation.

(a) Use any proceeds of the Loans for any purpose other than for working capital and general corporate purposes; or

(b) Use any portion of the proceeds of the Loans in any manner which might cause the Loans, the application of the proceeds thereof, or the transactions contemplated by this Agreement to violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System, or any other regulation of such board, or to violate the Securities and Exchange Act of 1934, as amended or supplemented.

7.2 Indebtedness. Create, incur, assume or suffer to exist any indebtedness except the Obligations, indebtedness relating to and secured by Purchase Money Liens, and the indebtedness listed in Section 5.8 of Schedule C.

7.3 Liens. Create, incur, assume or suffer to exist any Lien (including the lien of an attachment, judgment or execution) on any of its assets, whether now owned or hereafter acquired, except Permitted Liens; or authorize to file under the UCC as adopted in any jurisdiction a financing statement which names Borrower as a debtor, except with respect to Permitted Liens.

7.4 Merger, Consolidation, Transfer of Assets. Wind up, liquidate or dissolve, reorganize, reincorporate, merge or consolidate with or into any other Person. Acquire all or substantially all of the assets or the business of any other Person without Lender’s prior written consent, which consent shall not be unreasonably withheld.

7.5 Sales and Leasebacks. Sell, transfer, or otherwise dispose of any personal property that is included within the Collateral to any Person, and thereafter directly or indirectly leaseback the same or similar property without Lender’s prior written consent, which consent shall not be unreasonably withheld.

7.6 Asset Sales. Conduct any sale of assets included within the Collateral other than (a) sales or other dispositions in the ordinary course of business of Equipment Collateral that is substantially worn, damaged, or obsolete or no longer useful, and (b) sales of Inventory to buyers in the ordinary course of business, without Lender’s prior written consent, which consent shall not be unreasonably withheld.

15

7.7 Investments and Subsidiaries. Make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any Person, including without limitation any partnership or joint venture, nor purchase or hold beneficially any stock or other securities or evidence of indebtedness of any Person, without Lender’s prior written consent which consent shall not be unreasonably withheld; provided, that the terms of such loan, advance or investment do not conflict with the Loan Documents and no Default or Event of Default shall occur under the Loan Documents as a result of such investment or loan), except:

(a) Investments in direct obligations of the United States of America or any of its political subdivisions whose obligations constitute the full faith and credit obligations of the United States of America and have a maturity of one year or less, commercial paper issued by U.S. corporations rated “A 1” or “A 2” by Standard & Poor’s Ratings Services or “P 1” or “P 2” by Moody’s Investors Service or certificates of deposit or bankers’ acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers’ acceptances are fully insured by the Federal Deposit Insurance Corporation);

(b) Loans to Borrower’s officers and employees not exceeding at any one time an aggregate of $50,000, or $10,000 for any single advance or loan;

(c) Prepaid rent not exceeding $25,000 or security deposits;

(d) Current investments in Borrower’s subsidiaries in existence on the date of this Agreement; and

(e) An investment consisting of a capital contribution in an aggregate amount of up to US$500,000 to be made in a wholly owned subsidiary of Borrower.

7.8 Character of Business. Engage in any business activities or operations substantially different from or unrelated to its present business activities and operations.

7.9 Dividends and Distributions.

(a) Except as otherwise permitted in Sections 7.9(b) and (c), declare or pay any dividends (other than dividends payable solely in stock of Borrower) on any class of its stock, or make any payment on account of the purchase, redemption or retirement of any shares of its stock, or other securities or evidence of its indebtedness or make any distribution regarding its stock, either directly or indirectly.

(b) If, and only if, Borrower is a “pass-through” tax entity for United States federal income tax purposes, and after first providing such supporting documentation as Lender may request (including the personal state and federal tax returns (and all related schedules) of each owner or shareholder of Borrower net of any prior year loss carry-forward, Borrower may pay Tax Distributions.

(c) Borrower may declare and pay cash dividends to its owners in an amount not to exceed 50% of Borrower’s after-tax net income if, and only if, on the date of any such payment, (1) no Default or Event of Default has occurred and is continuing or will result from such payment, (2) both immediately before and immediately after giving effect to such payment, availability under Section 2.1 is at least 10% of the lesser of (i) the Line of Credit Commitment, or (ii) the Borrowing Base, and (3) all of Borrower’s accounts payable are paid within 60 days of terms.

7.10 Salaries. Pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation.

16

7.11 Guaranty. Other than with respect to another Borrower, assume, guaranty, endorse (other than checks and drafts received by Borrower in the ordinary course of business), or otherwise be or become directly or contingently responsible or liable for the obligations of any other Person; or pledge or hypothecate any of its Assets as security for any liabilities or obligations of any other Person.

7.12 Transactions with Affiliates. Enter into any transaction, including borrowing or lending and the purchase, sale, or exchange of property or the rendering of any service (including management services), with any affiliate of Borrower, other than in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than would obtain in a comparable arm’s length transaction with a Person not an affiliate.

7.13 Accounting. Adopt any material change in accounting principles except as required by GAAP, consistently applied. Borrower shall not change its fiscal year.

7.14 Discounts, etc. Upon the occurrence and during the continuance of an Event of Default and after written notice from Lender, not grant any discount, credit or allowance to any customer of Borrower or accept any return of goods sold. Borrower shall not at any time modify, amend, subordinate, cancel or terminate any Account.

7.15 Constituent Documents; S Corporation Status; Change of Name. Not amend its Governing Documents if any such amendment is reasonably likely to cause a Material Adverse Effect except to the extent required by applicable law. Borrower shall not change its legal name or change the state of its incorporation or formation. Borrower shall not change the manner in which it is taxed to an S Corporation.

ARTICLE 8

EVENTS OF DEFAULT AND REMEDIES

8.1 Events of Default. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an “Event of Default”) hereunder:

(a) Borrower fail to pay when due any payment of principal or interest due on the Loans, the Fees, any Expenses, or any other amount payable hereunder or under any Loan Document, except for certain Diverted Proceeds that have been repaid in full within the time periods set forth in Section 2.6(h);

(b) Borrower fail to observe or perform any of the covenants and agreements set forth in Section 6.3, or any Section within Article 7;

(c) Borrower or any Guarantor fail to observe or perform any covenant or agreement set forth in this Agreement or the Loan Documents (other than those covenants and agreements described in Sections 8.1(a) and 8.1(b)), and such failure continues for five (5) days after the earlier to occur of (i) Borrower obtaining knowledge of such failure or (ii) Lender’s dispatch of written notice to Borrower of such failure;

(d) Any representation, warranty or certification made by Borrower or any Guarantor or any officer or employee of Borrower or any Guarantor in this Agreement or any Loan Document, in any certificate, financial statement or other document delivered pursuant to this Agreement or any Loan Document proves to have been misleading or untrue in any material respect when made or if any such representation, warranty or certification is withdrawn;

(e) Borrower or any Guarantor fails to pay when due any payment in respect of its indebtedness (other than under this Agreement) except where there is a bona fide good faith dispute with respect thereto;

17

(f) Any event or condition occurs that: (i) results in the acceleration of the maturity of any of Borrower’s or any Guarantor’s indebtedness described in Section 8.1(e); or (ii) permits (or, with the giving of notice or lapse of time or both, would permit) the holder or holders of such indebtedness or any Person acting on behalf of such holder or holders to accelerate the maturity thereof;

(g) Borrower or any Guarantor commences a voluntary Insolvency Proceeding seeking liquidation, reorganization or other relief with respect to itself or its indebtedness or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official over it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary Insolvency Proceeding or fails generally to pay its indebtedness as it becomes due, or takes any action to authorize any of the foregoing;

(h) An involuntary Insolvency Proceeding is commenced against Borrower or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its Debt or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and any of the following events occur: (i) the petition commencing the Insolvency Proceeding is not timely controverted; (ii) the petition commencing the Insolvency Proceeding is not contested by Borrower within 10 days and dismissed within 60 calendar days of the date of the filing thereof; (iii) an interim trustee is appointed to take possession of all or a substantial portion of the assets of, or to operate all or any substantial portion of the business of, Borrower or such Guarantor; or (iv) an order for relief shall have been issued or entered therein;

(i) Borrower or any Guarantor suffers (i) one or more money judgments over applicable insurance coverage or (ii) one or more writs, warrants of attachment, or similar process;

(j) A judgment creditor obtains possession of any of the assets of Borrower or any Guarantor;

(k) Any order, judgment or decree is entered decreeing the dissolution of Borrower or any Guarantor, or any individual Guarantor dies or becomes incompetent, or any Guarantor revokes or disputes the validity of, or liability under, his, her or its Guaranty;

(l) Borrower or any Guarantor is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

(m) A notice of lien, levy or assessment is filed of record with respect to any or all of Borrower’s or any Guarantor’s assets by any Governmental Authority, or any taxes or debts owing at any time hereafter to any Governmental Authority becomes a Lien, whether inchoate or otherwise, upon any or all of Borrower’s or any Guarantor’s assets and the same is not paid on the payment date thereof;

(n) Borrower makes any payment on account of any subordinated debt except as otherwise permitted under the terms of any applicable subordination agreement;

(o) Any Change of Control occurs;

(p) Any of the Loan Documents fails to be in full force and effect for any reason, or Lender, fails to have a perfected, first priority Lien in and upon all of the Collateral, or a breach, default or an event of default occurs under any Loan Document;

(q) Any loss, theft, substantial damage, destruction, or misappropriation of any material amount of Collateral or other assets or property of Borrower that is not fully covered by insurance;

(r) Any misappropriation, conversion, diversion or fraud as to Lender or its interests;

(s) [Reserved];

18

(t) The indictment of Borrower by any governmental authority under any criminal statute or the commencement of any civil proceedings by any governmental authority against Borrower where the remedies sought or available include the forfeiture of any property of Borrower; or

(u) Any other Material Adverse Effect occurs.

8.2 Termination of Commitments; Acceleration. Upon the occurrence of any Event of Default described in Section 8.1(g) or 8.1(h), Lender’s obligation hereunder to make Loans to Borrower shall immediately terminate and the Obligations shall become immediately due and payable without any election or action on the part of Lender without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives. Upon the occurrence and continuance of any other Event of Default, either or both of the following actions may be taken: (i) Lender may, without notice of its election and without demand, immediately terminate its obligation to make Loans to Borrower; and (ii) Lender may, without notice of its election and without demand, declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives.

8.3 Rights Against Collateral. Upon the occurrence and during the continuance of any Event of Default, Lender may, without notice or demand, do any one or more of the following, all of which are authorized by Borrower, and all of which Borrower agrees are commercially reasonable:

(a) Lender may proceed directly against Borrower to collect the Obligations without prior recourse to any of the Collateral.

(b) Lender may require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties, and Lender shall have the right to take immediate possession of the Collateral and may enter any of the premises of Borrower or wherever the Collateral shall be located with or without process of law wherever the Collateral may be and to keep and store the same on said premises until sold, and if said premises be the property of Borrower, Borrower agrees not to charge Lender for storage thereof. Borrower and Lender agree that ten days’ notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and any such public sale shall be at such location(s) as Lender shall designate in said notice. Lender shall have the right to bid at any such public sale on its own behalf. Out of proceeds arising from such sale, Lender shall retain all costs and charges, including attorneys’ fees for advice, counsel or other legal services or for pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing and advertising the Collateral for sale, selling and any and all other charges and expenses in connection therewith and any prior liens thereon, and any balance shall be applied upon the Obligations of Borrower to Lender. Borrower shall remain liable to Lender for any deficiency. In the event of any surplus, such surplus shall be paid to Borrower or such other person as may be legally entitled thereto. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment in cash therefor is finally collected by Lender. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

(c) Lender may enforce Borrower’s rights against any Account Debtor, secondary obligor or other obligor in respect of any of the Accounts. Without limiting the generality of the foregoing, Lender may at such time or times, (i) notify any or all Account Debtors, secondary obligors or other obligors in respect thereof that the Accounts have been assigned to Lender and that Lender has a security interest therein, and Lender may direct any or all Account Debtors, secondary obligors and other obligors to make payment of the Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all receivables or other obligations included in the Collateral and thereby discharge or release the Account Debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto, and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At Lender’s request, all invoices and statements sent to any Account Debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require. In the event any Account Debtor returns inventory when an Event of Default has occurred, Borrower shall, upon Lender’s request, hold the returned inventory in trust for Lender, segregate all returned inventory from all of its other property, dispose of the returned inventory solely according to Lender’s instructions, and not issue any credits, discounts or allowances with respect thereto without Lender’s prior written consent.

19

(d) Lender shall not be required (i) to incur expenses to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to obtain third party consents for access to Collateral to be disposed of, or to obtain consents of any governmental authority or other third party for the collection or disposition of Collateral to be collected or disposed of, or (iii) to exercise collection remedies against Account Debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral.

(e) Lender may (i) exercise collection remedies against Account Debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (ii) advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (iii) contact other persons, whether or not in the same business as Borrower for expressions of interest in acquiring all or any portion of the Collateral, (iv) hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (v) dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (vi) dispose of assets in wholesale rather than retail markets, (vii) disclaim any warranties of title or like disposition warranties, (viii) purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (iv) to the extent deemed appropriate by Lender, obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral.

(f) For the purpose of enabling Lender to exercise the rights and remedies hereunder, Borrower hereby grants to Lender, to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other intellectual property and general intangibles now owned or hereafter acquired by Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(g) All expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral, any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof, shall be Expenses and if Borrower fails to promptly pay any thereof when due, Lender may, as its option, but shall not be required to, pay the same and charge Borrower’s account thereof.

(h) Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other person whomsoever, but the same shall be at Borrower’s sole risk.

20

8.4 Delinquent Taxes. Upon the occurrence of an Event of Default or upon notification from any taxing authority, or if any notice is received by Lender with respect to delinquent taxes outstanding except where a bona fide good faith dispute exists, Borrower shall furnish Lender as requested with proof satisfactory of Borrower’s making payment or deposit of F.I.C.A. withholding and other taxes required of it by applicable law. Such proof shall be furnished within five days after the due date for each such payment or deposit. If Borrower fails to make any such payment or deposit when due or furnish such proof when due, Lender may, in its sole discretion, and without notice to Borrower (a) make payment of same or any part thereof, or (b) set up such additional reserves in Borrower’s account as may be necessary to satisfy the liability therefor. Each amount so paid or deposited by Lender shall constitute an Advance under this Agreement. The setting up of a reserve for making payment shall not constitute a waiver of any default under the terms of this Agreement, nor shall Lender be obligated to make such payments or set up reserves in the future.

8.5 Appointment of Receiver or Trustee. Borrower hereby irrevocably agrees that Lender has the right under this Agreement, upon the occurrence and during the continuance of an Event of Default, to seek the appointment of a receiver, trustee or similar official over Borrower to effect the transactions contemplated by this Agreement, and that Lender is entitled to seek such relief. Borrower hereby irrevocably agrees not to object to such appointment on any grounds.

8.6 Remedies Cumulative. The rights and remedies of Lender herein and in the Loan Documents are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law, in equity or otherwise. The failure or delay of Lender to exercise or enforce any rights, liens, powers or remedies hereunder or under any of the aforesaid agreements or other document or security or collateral shall not operate as a waiver of such liens, powers and remedies, but all such liens, rights, powers and remedies shall continue in full force and effect until all loans and advances and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied, and all liens, rights, powers and remedies herein provided are cumulative and none is exclusive. All acts by Lender or its designee are hereby ratified and approved, and neither Lender nor its designee shall be liable for any acts or omissions, nor for any error of judgment or mistake of fact or law.

ARTICLE 9

TERMINATION

9.1 Initial Maturity Date; Final Maturity Date. Except as provided in Section 9.2, this Agreement shall continue in full force and effect until 12:00 p.m., Pacific time, on the Initial Maturity Date. Unless either Borrower or Lender has sent to the other party a written notice, not less than 60 days prior to the Initial Maturity Date, of such party’s intention to terminate this Agreement on the Initial Maturity Date, this Agreement will continue in full force and effect after the Initial Maturity Date on a year-to-year basis unless and until either Borrower or Lender has sent to the other party a written notice, not less than 60 days prior to the next anniversary of the Initial Maturity Date, of such party’s intention to terminate this Agreement on such anniversary of the Initial Maturity Date, in which event this Agreement shall terminate on 12:00 p.m., Pacific time, on such anniversary of the Initial Maturity Date. The Initial Maturity Date, or any applicable anniversary thereof so designated by Borrower or Lender as the date this Agreement shall terminate, or any date this Agreement is terminated pursuant to Section 9.2, is herein referred to as the “Final Maturity Date”. Notwithstanding any such termination, all of Lender’s rights and remedies hereunder and under the Loan Documents, at law and at equity, Lender’s security interest in the Collateral granted by Borrower hereunder and under the Loan Documents, and all of Borrower’s obligations, agreements and covenants hereunder and under the Loan Documents, shall continue in full force and effect until the Obligations have been paid in full, in cash and Lender has terminated its UCC-1 financing statement. Borrower further agrees that to the extent either Borrower or any Guarantor makes a payment or payments to Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect as if said payment had not been made.

21

9.2 Early Termination. Notwithstanding Section 9.1, either Borrower or Lender may terminate this Agreement at any time upon 90 days’ prior written notice. In the event of such termination by Borrower pursuant to this Section 9.2, or in the event of a termination by Lender following an Event of Default, or in the event this Agreement is terminated in accordance with Section 9.1 but Borrower fails to pay the Obligations in full on the Final Maturity Date, Borrower shall pay to Lender the Early Termination Fee set forth in Section 2.6(e).

9.3 Obligations Due and Payable on Final Maturity Date. On the Final Maturity Date, Borrower shall pay to Lender the outstanding principal balance of the Loans, all accrued but unpaid interest thereon, all Fees and Expenses, and all other Obligations, in full, in cash.

9.4 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or Guarantor or the transfer to Lender of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of Lender related thereto, the liability of Borrower or Guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

ARTICLE 10

MISCELLANEOUS

10.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as such party may hereafter specify by notice to the other party in accordance with this Section 10.1. Each such notice, request or other communication shall be effective (a) if delivered in person, when delivered, (b) if delivered by facsimile transmission, on the date of transmission if transmitted on a Business Day before 4:00 p.m., Pacific time, otherwise on the next Business Day, (c) if delivered electronically, upon receipt thereof by the recipient; (d) if delivered by overnight courier, one Business Day after delivery to the courier properly addressed, and (e) if mailed, upon the third Business Day after the date deposited into the U.S. Mail, certified or registered; provided that actual notice, however and from whomever given or received, shall always be effective on receipt; provided further that notices sent by Lender in connection with Lender’s exercise of its enforcement rights against any Collateral shall be deemed given when deposited in the mail or personally delivered, or, where permitted by law, transmitted by facsimile.

10.2 Expenses; Documentary Taxes; Indemnification.

(a) Borrower shall pay all Expenses on demand.

(b) Borrower shall pay all and indemnify Lender against any and all transfer taxes, documentary taxes, assessments, or charges made by any Governmental Authority and imposed by reason of the execution and delivery of this Agreement, any of the Loan Documents, or any other document, instrument or agreement entered into in connection herewith.

22

(c) Borrower shall and hereby agrees to indemnify, protect, defend and hold harmless Lender and its directors, officers, agents, employees and attorneys (collectively, the “Indemnified Persons” and individually, an “Indemnified Person”) from and against (i) any and all losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses (including reasonable attorneys’ fees and reasonable attorneys’ fees incurred pursuant to Insolvency Proceedings) incurred by any Indemnified Person (except to the extent that it is finally judicially determined to have resulted from the gross negligence or willful misconduct of any Indemnified Person) arising out of or by reason of any litigations, investigations, claims or proceedings (whether administrative, judicial or otherwise), including discovery, whether or not Lender is designated a party thereto, which arise out of or are in any way related to (1) this Agreement, the Loan Documents or the transactions contemplated hereby or thereby, (2) any actual or proposed use by Borrower of the proceeds of the Loans, or (3) Lender’s entering into this Agreement, the Loan Documents or any other agreements and documents relating hereto; (ii) any such losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses arising out of or by reason of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence on, under or about Borrower’s operations or property or property leased by Borrower of any material, substance or waste which is or becomes designated as Hazardous Materials; (iii) any such losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses incurred in connection with any remedial or other action taken by Borrower or Lender in connection with compliance by Borrower with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines (except to the extent that it is finally judicially determined to have resulted from the gross negligence or willful misconduct of any Indemnified Person). If and to the extent that the obligations of Borrower hereunder are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations to Lender which is permissible under applicable law.

(d) Borrower’s obligations under this Section 10.2 shall survive the Termination Date, and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement.

10.3 Amendments and Waivers. Neither this Agreement nor any Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.3. Lender may from time to time, (a) enter into with Borrower or any other Person written amendments, supplements or modifications hereto and to the Loan Documents or (b) waive, on such terms and conditions as Lender may specify in such instrument, any of the requirements of this Agreement or the Loan Documents or any Event of Default and its consequences, if, but only if, such amendment, supplement, modification or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment, supplement, modification or waiver shall be effective only in the specific instance and specific purpose for which given.

10.4 Successors and Assigns; Participations; Disclosure.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender and any such prohibited assignment or transfer by Borrower shall be void.

(b) Lender may, at its own expense, assign all or a portion of its rights (including voting rights) and obligations under this Agreement and the Loan Documents. In the event of any such assignment by Lender pursuant to this Section 10.4(b), Lender’s obligations under this Agreement arising after the effective date of such assignment shall be released and concurrently therewith, transferred to and assumed by Lender’s assignee to the extent provided for in the document evidencing such assignment.

(c) Lender may at any time sell to one or more banks or other financial institutions (each a “Participant”) participating interests in the Loans, and in any other interest of Lender hereunder. In the event of any such sale by Lender of a participating interest to a Participant, Lender’s obligations under this Agreement shall remain unchanged, Lender shall remain solely responsible for the performance thereof, and Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement. Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.11 with respect to its participating interest.

(d) Borrower authorizes Lender to disclose to any assignee under Section 10.4(b) or any Participant (either, a “Transferee”) and any prospective Transferee any and all financial information in Lender’s possession concerning Borrower which has been delivered to Lender by Borrower pursuant to this Agreement or which has been delivered to Lender by Borrower in connection with Lender’s credit evaluation prior to entering into this Agreement.

23

10.5 Counterparts; Effectiveness; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall be effective when executed by each of the parties hereto. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

10.6 Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.

10.7 Additional Waivers.

(a) Borrower agrees that checks and other instruments received by Lender in payment or on account of the Obligations constitute only conditional payment until such items are actually paid to Lender and Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Lender on account of the Obligations, and Borrower agrees that Lender shall have the continuing exclusive right to apply and reapply such payments in any manner as Lender may deem advisable, notwithstanding any entry by Lender upon its books.

(b) Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

(c) Lender shall not in any way or manner be liable or responsible for (a) the safekeeping of the Inventory or any other Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of Inventory shall be borne by Borrower.

(d) Borrower waives the right and the right to assert a confidential relationship, if any, it may have with any accountant, accounting firm and/or service bureau or consultant in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that an Lender may contact directly any such accountants, accounting firm and/or service bureau or consultant in order to obtain such information.

(e) Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

10.8 Destruction of Borrower’s Documents. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender six months after they are delivered to or received by Lender, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower’s expense, for their return.

10.9 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

24

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10.9(b).

(c) BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.10 Reference Provision. In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

(a) With the exception of the items specified in clause (b) below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other Loan Document will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(b) The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(c) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

25

(d) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(e) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(f) Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(g) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(h) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(i) THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

10.11 Patriot Act Notification. Lender is subject to the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”) and hereby notifies Borrower that pursuant to the requirements of the Patriot Act, Lender is required to obtain, verify and record information that identifies Borrower, which information includes the names and addresses of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

26

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LENDER:		borrower:

AUSTIN FINANCIAL SERVICES, INC.,		SUPERIOR DRILLING PRODUCTS, INC.
a Delaware corporation		a Utah corporation

By:	/s/ Lance Gillis	By:	/s/ Troy Meier
Name:	Lance Gillis	Name:	Troy Meier
Its:	Senior Vice President	Its:	CEO

SUPERIOR DRILLING SOLUTIONS, LLC, a Utah limited liability company

By:	/s/ Troy Meier
Name:	Troy Meier
Its:	CEO

HARD ROCK SOLUTIONS, LLC, a Utah limited liability company

By:	/s/ Troy Meier
Name:	Troy Meier
Its:	CEO

EXTREME TECHNOLOGIES, LLC, a Utah limited liability company

By:	/s/ Troy Meier
Name:	Troy Meier
Its:	CEO

MEIER LEASING, LLC, a Utah limited liability company

By:	/s/ Troy Meier
Name:	Troy Meier
Its:	CEO

MEIER PROPERTIES SERIES, LLC, a Utah limited liability company

By:	/s/ Troy Meier
Name:	Troy Meier
Its:	CEO

S-1
Loan And Security Agreement

Address for notices:	Address for notices:

Austin Financial Services, Inc. 11111 Santa Monica Blvd. Suite 900 Los Angeles, CA 90025-9823 Attn: Lance Gillis Telephone: (310) 444-7939 Facsimile: (310) 444-7959	Superior Drilling Solutions, LLC 1583 South 1700 East Vernal, UT 84078 Attn: Chris Cashion, Chief Financial Officer Telephone: (435) 789-0594 Facsimile: [ ]

Mailing Address:

Superior Drilling Solutions, LLC P.O. Box 1656 Vernal, UT 84078 Attn: Chris Cashion, Chief Financial Officer

2

Schedule A

TO

LOAN AND SECURITY AGREEMENT

DEFINED TERMS

Schedule A

schedule a to LOAN AND SECURITY AGREEMENT DEFINED TERMS	SUperior Drilling products, inc., a Utah corporation, SUPERIOR DRILLING SOLUTIONS, LLC, a Utah limited liability company, HARD ROCK SOLUTIONS, LLC, a Utah limited liability company, EXTREME TECHNOLOGIES, LLC, a Utah limited liability company, and MEIER LEASING, LLC, a Utah limited liability company, MEIER PROPERTIES, SERIES LLC, a Utah limited liability company, as “Borrower”

As used in the Loan and Security Agreement to which this Schedule A is attached, the following terms shall have the meanings indicated:

“Account” and “Account Debtor” are defined in the UCC.

“Accounts Advance Rate” is defined in Section 2.1 of Schedule B.

“Advance” means the revolving advances extended to Borrower by Lender pursuant to Section 2.1.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. Sections 101 et seq.).

“Borrower” is defined in the Preamble.

“Borrowing Base” means the sum of: (a) up to the Accounts Advance Rate or such lesser percentage of the Net Amount of Eligible Accounts as Lender in its sole discretion may deem appropriate if it determines that there has been a Material Adverse Effect; less a dilution reserve as determined by Lender in its sole good faith discretion, plus (b) the lesser of (i) up to the Inventory Advance Rate or such lesser percentage of Eligible Inventory as Lender in its sole good faith discretion may deem appropriate if it determines that there has been a Material Adverse Effect, or (ii) the Inventory Sublimit, minus (c) the Borrowing Base Reserve.

“Borrowing Base Reserve” means, as of any date of determination, an amount or a percent of a specified category or item that Lender establishes in its sole good faith discretion from time to time to reduce availability under the Borrowing Base (a) to reflect events, conditions, contingencies or risks which affect the assets, business or prospects of Borrower, or the Collateral or its value, or the enforceability, perfection or priority of Lender’s security interest in the Collateral, as the term “Collateral” is defined in this Agreement, or (b) to reflect Lender’s judgment that any collateral report or financial information relating to Borrower and furnished to Lender may be incomplete, inaccurate or misleading in any material respect.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which commercial banks in the City of Los Angeles, State of California, are authorized or required by law or executive order or decree to close.

1

“Change of Control” means a sale or sales in the aggregate of more than 49% of the issued and outstanding shares of capital stock or other equity interests of Borrower in any one transaction.

“Closing Date” means the date of the initial Advance.

“Collateral” means all of Borrower’s Accounts, chattel paper and electronic chattel paper, deposit accounts, documents, Equipment Collateral, general intangibles, goods, instruments, Inventory, investment property, letter-of-credit rights, letters of credit, all sums on deposit in the Collection Account, together with (a) all substitutions and replacements for and products of such property; (b) in the case of all goods, all accessions; (c) all accessories, attachments, parts, equipment and repairs now or subsequently attached or affixed to or used in connection with any goods; (d) all warehouse receipts, bills of lading and other documents of title that cover such goods now or in the future; (e) any money, or other assets of Borrower that come into the possession, custody, or control of Lender now or in the future; (f) all proceeds of any of the above Collateral; and (g) all books and records of Borrower; provided, however, Collateral shall not include any assets owned by Borrower that constitute real property (and fixtures affixed to such real property), Excluded Equipment Collateral, intellectual property, or aircraft.

“Collateral Access Agreement” means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Collateral, in each case, in form and substance satisfactory to Lender.

“Collection Account” means Lender’s deposit account for purposes or receiving payments from Borrower.

“Daily Availability Report” means Lender’s standard form entitled “Daily Availability Report.”

“Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means the sum of the Interest Rate plus four (4.0) percentage points.

“Diversion” is defined in Section 2.6(h).

“Diversion Date” means the date of occurrence of a Diverted Payment.

“Diversion Fee” is defined in Section 2.6(h).

“Diverted Proceeds” are defined in Section 2.6(h).

“Dollars” and “$” means lawful currency of the United States of America.

“Eligible Accounts” means those Accounts created by Borrower in the ordinary course of business, that arise out of Borrower’s sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrower to Lender in this Agreement, and that are and at all times continue to be acceptable to Lender in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Lender in Lender’s sole and absolute discretion. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to Borrower. Eligible Accounts shall not include the following:

(i) Accounts that the Account Debtor has failed to pay within 90 days of invoice date or Accounts with selling terms of more than 60 days;

2

(ii) Accounts owed by an Account Debtor or its affiliates where 30% or more of all Accounts owed by that Account Debtor (or its affiliates) are deemed ineligible under clause (i) above;

(iii) Accounts with respect to which the Account Debtor is an officer, director, shareholder, employee, affiliate, or agent of Borrower;

(iv) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

(v) Accounts that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (x) the Account is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or (y) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Lender;

(vi) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC § 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act, or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which Borrower has complied to Lender’s satisfaction);

(vii) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account, to the extent of such setoff, dispute or claim;

(viii) Accounts with respect to the Account Debtor whose total obligations owing to Borrower exceed 70% of all Eligible Accounts (except as otherwise provided in Section B of Schedule B), to the extent of the obligations owing by such Account Debtor in excess of such percentage;

(ix) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not solvent, has gone out of business, or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor, or whose credit standing is unacceptable to Lender;

(x) Accounts the collection of which Lender, in its sole and absolute discretion, believes to be doubtful by reason of the Account Debtor’s financial condition;

(xi) Accounts not supported by any written contract;

(xii) Accounts which are in default or collection;

(xiii) Accounts on C.O.D. terms;

3

(xiv) Accounts with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

(xv) Accounts that are not subject to a valid and perfected first priority Lien in favor of Lender;

(xvi) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

(xvi) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services;

(xvii) Accounts evidenced by chattel paper or an instrument (as such terms are defined in the UCC) unless such chattel paper or instrument has been duly assigned and delivered to Lender; and

(xviii) Any other Accounts that Lender in its sole discretion deems ineligible.

“Eligible Inventory” means Inventory consisting of raw materials and first quality finished goods held for sale in the ordinary course of Borrower’s business located at one of Borrower’s business locations set forth in Section 5.2 of Schedule C (or in-transit between any such locations), that complies with each of the representations and warranties respecting Eligible Inventory made by Borrower in this Agreement, and that is not excluded as ineligible by virtue of the one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender’s sole and absolute discretion to address the results of any audit or appraisal performed by Lender from time to time. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower’s historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

(i) Borrower does not have good, valid, and marketable title thereto;

(ii) it is not located at one of the locations in the United States set forth in Section 5.2 of Schedule C or in transit from one such location to another such location;

(iii) it is located on real property leased by Borrower or in a contract warehouse, in each case, unless it is subject to a Collateral Access Agreement executed by the lessor, warehouseman, or other third party, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

(iv) it is not subject to a valid and perfected first priority Lien in favor of Lender;

(v) it consists of goods returned or rejected by Borrower’s customers;

(vi) it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrower’s business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment; or

4

(vii) it consists of any other Inventory that Lender in its sole good faith discretion deems ineligible.

“Equipment Collateral” means all of the equipment owned by Borrower as set forth in Schedule 3.4.

“Event of Default” is defined in Section 8.1.

“Excluded Equipment Collateral” means all of the equipment owned by Borrower other than the Equipment Collateral.

“Expenses” means (i) all reasonable expenses of Lender paid or incurred in connection with their due diligence and investigation of Borrower, including appraisal, filing, recording, documentation, publication and search fees and other such expenses, and all reasonable attorneys’ fees and expenses (including reasonable attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) incurred in connection with the structuring, negotiation, drafting, preparation, execution and delivery of this Agreement, the Loan Documents, and any and all other documents, instruments and agreements entered into in connection herewith; (ii) all reasonable expenses of Lender, including reasonable attorneys’ fees and expenses (including reasonable attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) paid or incurred in connection with the negotiation, preparation, execution and delivery of any waiver, forbearance, consent, amendment or addition to this Agreement or any Loan Document, or the termination hereof and thereof; (iii) all costs or reasonable expenses paid or advanced by Lender which are required to be paid by Borrower under this Agreement or the Loan Documents, including taxes and insurance premiums of every nature and kind of Lender; and (iv) if an Event of Default occurs, all expenses paid or incurred by Lender, including reasonable attorneys’ fees and expenses (including reasonable attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code), costs of collection, suit, arbitration, judicial reference and other enforcement proceedings, and any other out-of-pocket expenses incurred in connection therewith or resulting therefrom, whether or not suit is brought, (v) all reasonable expenses paid or incurred by Lender or in connection with any refinancing or restructuring of the Obligations, any of the Loan Documents, or any other document, instrument or agreement entered into in connection herewith in the nature of a workout, and (vi) the reasonable costs and expenses incurred if Lender shall hire or pay someone else to help enforce this Agreement and/or the Loan Documents; and (vii) all court costs and such additional fees as may be directed by the court.

“Fees” means the various fees owing by Borrower to Lender set forth in Section 2.6.

“Final Maturity Date” is defined in Section 9.1.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied, which are in effect as of the date of this Agreement.

“Governing Documents” means the certificate or articles or certificate of incorporation, by-laws, articles or certificate of organization, operating agreement, or other organizational or governing documents of any Person.

“Governmental Authority” means any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority or subdivision thereof, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranties” and “Guaranty” means, individually or collectively as the context requires, each certain Continuing Guaranty executed by a Guarantor in favor of Lender.

5

“Guarantor(s)” means, individually or collectively as the context requires, every Person who now or hereafter executes a Guaranty in favor of Lender with respect to the Obligations.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Initial Maturity Date” is defined in Section 9.1 of Schedule B.

“Insolvency Proceeding” means any proceeding commenced by or against any Person, under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions, or extensions with some or all creditors.

“Interest Rate” is defined in Section 2.7(a) of Schedule B.

“Inventory” is defined in the UCC.

“Inventory Advance Rate” is defined in Section 2.1 of Schedule B.

“Inventory Sublimit” is defined in Section 2.1 of Schedule B.

“Lender” is defined in the Preamble.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement or other preferential arrangement, charge or encumbrance (including, any conditional sale or other title retention agreement, or finance lease) of any kind.

“Line of Credit Commitment” is defined in Section 2.1 of Schedule B.

“Loans” means the Advances, the Term Loan, and any other loans or extensions of credit that Lender, in its sole discretion, may determine to provide to Borrower (each, a “Loan”).

“Loan Documents” means this Agreement, any Guarantees, together with every other agreement, note, document, contract or instrument to which Borrower or any Guarantor now or in the future may be a party and which may be required by Lender in connection with, or as a condition to, the execution of this Agreement.

“Material Adverse Effect” means a material adverse effect on (i) the business, Assets, condition (financial or otherwise), or results of operations of Borrower; (ii) the ability of Borrower to perform its obligations under this Agreement and the Loan Documents to which it is a party (including, without limitation, repayment of the Obligations as they come due), or the ability of any Guarantor to perform its obligations under the Loan Documents to which it is a party, (iii) the validity or enforceability of this Agreement, the Loan Documents, or the rights or remedies of Lender hereunder and thereunder, (iv) the value of the Collateral, or (v) the priority of Lender’s Liens in the Collateral.

“Minimum Borrowing Amount” means $1,000,000.

6

“Minimum Interest” is defined in Section 2.7(c) of Schedule B.

“Net Amount of Eligible Accounts” means the gross amount of the Eligible Accounts less returns, discounts, credits or offsets of any nature.

“Obligations” means any and all indebtedness, liabilities, and obligations of Borrower owing to Lender, and to its successors and assigns, previously, now, or hereafter incurred, and howsoever evidenced, whether direct or indirect, absolute or contingent, joint or several, liquidated or unliquidated, voluntary or involuntary, due or not due, legal or equitable, whether incurred before, during, or after any Insolvency Proceeding and whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable or unallowable as claims in any Insolvency Proceeding, together with all interest thereupon (including interest accruing at the Default Rate) and including any interest that, but for the provisions of the Bankruptcy Code, would have accrued during the pendency of an Insolvency Proceeding. The Obligations shall include, without limiting the generality of the foregoing, all principal and interest and other payment obligations owing under the Loans, all Expenses, the Fees, any other fees and expenses due hereunder and under the Loan Documents (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued during the pendency of an Insolvency Proceeding), and all other indebtedness evidenced by this Agreement and/or the Loan Documents.

“Overadvance” is defined in Section 2.2.

“Owner” means each Person having legal or beneficial title to an ownership interest in Borrower, or a right to acquire such an interest.

“Pass-Through Tax Liabilities” means the amount of state and federal income tax paid or to be paid by the Owners on taxable income earned by Borrower and attributable to the Owners as a result of Borrower’s “pass-through” tax status, assuming the highest marginal income tax rate for federal and state (for the state or states in which any Owner is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability and all other deductions, credits, deferrals and other reductions available to the Owners from or through Borrower.

“Permitted Liens” means (i) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture; (ii) Liens in favor of Lender, in accordance with the Loan Documents; (iii) Purchase Money Liens, and (iv) statutory Liens, such as inchoate mechanics’, inchoate materialmen’s, landlord’s, warehousemen’s, and carriers’ liens, and other similar liens, other than those described in clause (i) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Premises” is defined in Section 3.5(a).

7

“Prime Rate” means that variable interest rate which is subject to change from time to time based upon changes in the independent index which is the Prime Rate as published in the Money Rates Section of the Western Edition of the Wall Street Journal (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its commercial loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will advise Borrower of the current Index rate upon request. The Prime Rate shall be rounded to the closest ¼th of 1% with no adjustments to be made in the rate for changes of less than ¼th of 1%. All adjustments will be made on the last day of each month based on the highest Prime Rate announced at any time during that month.

“Purchase Money Lien” means a Lien granted to a third party who has provided financing for an equipment purchase by Borrower; provided, however, that the maximum aggregate principal amount of indebtedness to any such third party shall not exceed $650,000 at any given time.

“Tax Distributions” means distributions declared and paid by Borrower to its Owners, or which could have been declared and paid by Borrower, in an amount not to exceed the lesser of 40% of Borrower’s pre-tax distribution net income, determined as at the end of each fiscal year of Borrower, or the Pass-Through Tax Liabilities.

“Termination Date” means the date when this Agreement has been terminated and Lender has received the payment, performance and satisfaction in full in cash of the Obligations.

“Term Loan” is defined in Section 2.3.

“Term Loan Commitment” is defined in Section 2.3 of Schedule B.

“Term Loan Reserve” means, as of the date of determination, an amount equal to the unpaid principal balance of the Term Loan.

“Total Commitment” is defined in Section A of Schedule B.

“UCC” means the California Uniform Commercial Code, as amended or supplemented from time to time.

8

Schedule B

TO

LOAN AND SECURITY AGREEMENT

CERTAIN CREDIT TERMS

Schedule B

SCHEDULE B TO LOAN AND SECURITY AGREEMENT CERTAIN CREDIT TERMS	SUperior Drilling products, inc., a Utah corporation, SUPERIOR DRILLING SOLUTIONS, LLC, a Utah limited liability company, HARD ROCK SOLUTIONS, LLC, a Utah limited liability company, EXTREME TECHNOLOGIES, LLC, a Utah limited liability company, and MEIER LEASING, LLC, a Utah limited liability company, MEIER PROPERTIES, SERIES LLC, a Utah limited liability company, as “Borrower”

Loan and Security Agreement Section	Credit Terms

Section A – Total Commitment	$4,300,000
Section 2.1 – Line of Credit Commitment:	$3,500,000 less the Term Loan Reserve
Section B – Exceptions to Concentration Limit:	Concentration limits for certain Account Debtors: N/A
Section 2.1 – Accounts Advance Rate:	85%
Section 2.1 – Inventory Advance Rate:	50%
Section 2.1 – Inventory Sublimit:	The lesser of (a) $500,000, or (b) an amount equal to 50% of availability under clause (a) of the definition of “Borrowing Base” set forth in Schedule A.
Section 2.3 – Term Loan Commitment:	$800,000
Section 2.4 – Monthly Term Loan Principal Reduction Payment:	$16,666.67
Section 2.6(a) – Annual Facility Fee:	An amount equal to (i) 1.00% of the Total Commitment due on the Closing Date, and (ii) 0.50% of the Total Commitment due on every anniversary thereafter of the Closing Date.
Section 2.6(d) – Collateral Management Fee Percentage:	0.30%

1

Section 2.6(d) – Minimum Collateral Management Fee:	Minimum Borrowing Amount times the Collateral Management Fee Percentage.
Section 2.6(e) – Line of Credit Termination and/or Reduction Fees:	An amount equal to the percentage of the Total Commitment set forth in the table below for the applicable period:

Year 1	3.00%
Year 2	2.00%
Year 3	0.50%
Year 4	0%

Section 2.6(g) – Term Loan Prepayment Fees:	None.
Section 2.7(a) – Interest Rate:

The Interest Rate for all Advances shall be the sum of the Prime Rate plus two percentage points (2.00%).

The Interest Rate for the Term Loan shall be the sum of the Prime Rate plus two percentage points (2.00%).

Section 2.7(c) – Minimum Interest:	Minimum Borrowing Amount times the Interest Rate.
Section 5.9 Financial Statements Delivered at Closing:	CPA-audited financial statements for its fiscal year ended December 31, 2017, and internally-prepared financial statements for the fiscal-year-to-date period ended December 31, 2018
Section 6.3(f) – Annual Financial Statements:	CPA-reviewed within 120 days of fiscal year end
Section 9.1 – Initial Maturity Date:	February 20, 2023

2

Schedule C

TO

LOAN AND SECURITY AGREEMENT

DISCLOSURE SCHEDULE

Schedule C

schedule C to LOAN AND SECURITY AGREEMENT DISCLOSURE SCHEDULE

SUperior Drilling products, inc., a Utah corporation, SUPERIOR DRILLING SOLUTIONS, LLC, a Utah limited liability company, HARD ROCK SOLUTIONS, LLC, a Utah limited liability company, EXTREME TECHNOLOGIES, LLC, a Utah limited liability company, MEIER LEASING, LLC, a Utah limited liability company, and MEIER PROPERTIES, SERIES LLC, a Utah limited liability company, as “Borrower”

Section 5.1 – Legal Status:

Borrower’s Exact Legal Name	Jurisdiction of Organization or Formation	Organizational Identification Number	FEIN
Superior Drilling Products, Inc.	Utah	8881514-0142	46-4341605
Superior Drilling Solutions, LLC	Utah	5363291-0160	87-0654416
Hard Rock Solutions, LLC	Utah	8838955-0160	46-5601166
Extreme Technologies, LLC	Utah	8134541-0160	35-2424511
Meier Properties, Series LLC	Utah	6966962-0163	26-2119235
Meier Leasing, LLC	Utah	6914171-0160	26-1820292

Section 5.2 – Locations of Chief Executive Office, Books and Records, Collateral:

Location of Borrower’s Chief Executive Office	Location of Books and Records	Other Locations Where Collateral is Kept
1583 South 1700 East	1583 South 1700 East	3018 FM 4034
Vernal, UT 84078	Vernal, UT 84078	Abilene, TX 79601

Section 5.3 – Trade Names; Trade Styles:

Trade Names, Fictitious Business Names
Superior Drilling Products
Superior Drilling
Hard Rock

1

Section 5.8 – Indebtedness:

Other Indebtedness
Ford Motor Credit Company - Loan # 52389295 for 2015 Ford – Super Crew F-150
Ford Motor Credit Company - Loan # 54936126 for 2017 Ford – Super Crew F-350
Ford Motor Credit Company - Loan # 50369713 for 2014 Ford – Super Duty F-350
Eagle Mark Loan# 20060509024890 – Cessna Airplane
Cache Valley Bank (Formerly Proficio) # 56780 – Multus B400 Serial #148243 Cache Valley Bank (Formerly Proficio) # 59044 – Okuma MU 500 Serial# 169387
Hard Rock purchase note to Jim & Julia Isenhour (WMAFC, Inc)
American Bank of the North Loan# 99800297 for Property and buildings
Cache Valley Bank loan# 31026336 Land next to ropers buildings

Section 5.10 – Litigation:

Litigation
On February 15, 2019, the Company filed a patent infringement claim against Stabil Drill, a subsidiary of Superior Energy Services. There is no other litigation.

Section 5.16 – Environmental Condition:

Environmental Condition
In compliance with State and Federal laws.

Section 5.20 – Equipment Leases:

Description of Equipment	Lessor

Section 5.21 – Deposit Accounts:

Bank Name and Address	Account Number(s)
Superior Drilling Products, Inc. (Operating)	026146928
Zions Bank 3 W Main St, Vernal UT 84078
Superior Drilling Products, Inc. (Payroll)	026146910
Zions Bank 3 W Main St, Vernal UT 84078
Superior Drilling Products, Inc. (Giving Acct)	979080660
Zions Bank 3 W Main St, Vernal UT 84078
Superior Drilling Solutions, LLC (Fidelity)	024773954
Zions Bank 3 W Main St, Vernal UT 84078
Superior Drilling Solutions, LLC (Operating)	979855749
Zions Bank 3 W Main St, Vernal UT 84078
Superior Drilling Solutions, LLC (Payroll)	979855731
Zions Bank 3 W Main St, Vernal UT 84078
Superior Drilling Products, Inc.	620007724
Wells Fargo Bank 3 E Main St, Vernal UT 84078
Hard Rock Solutions, LLC (Operating)	0026147819

2

Zions Bank 3 W Main St, Vernal UT 84078
Hard Rock Solutions, LLC (Payroll)	026147884
Zions Bank 3 W Main St, Vernal UT 84078
Extreme Technologies, LLC (Operating)	026147801
Zions Bank 3 W Main St, Vernal UT 84078
Extreme Technologies, LLC (Payroll)	026147892
Zions Bank 3 W Main St, Vernal UT 84078

Section 5.22 – Securities and Commodities Accounts:

Brokerage Name and Address	Account Number(s)
Maxim Group	0443
405 Lexington Ave, 2nd Fl New York, NY 10174

3

SCHEDULE 3.4

EQUIPMENT COLLATERAL

Description:

Item #1

QTY:(1)	Okuma Model Multus B750Wx4000 CNC Turning Center, S/N 5R8.160111, (2012); 41.34” Maximum Turning Diameter, 157.48” Maximum Turning Length, 12.5” Through Hole Spindle; with 25”D 4-Jaw Chuck; 80-Position Automatic Tool Changer; and Okuma CNC Control

Item #2

QTY:(1)	DMG Mori Model CTX Gamma 3000TC CNC Turning Center, S/N 670000101, (2014); 27.55” Maximum Turning Diameter, 118.11” Maximum Turning Length; with Heavy-Duty Turning/Milling Spindle; 80-Tool Magazine; Mist Extractor; ChipBLASTER Model JV-40 Coolant System; and Siemens Model Sinumerik 840D CNC Control